UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17872 Cartwright Road

Irvine, CA 92614

(Address of principal executive offices)

(949) 399-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (e)

On May 10, 2012, Alan P. Niedzwiecki resigned from his position as President and Chief Executive Officer of the Company and Dale L. Rasmussen resigned from his position as Chairman of the Board of the Company, and each of them resigned from the Company’s board of directors. The resignations were effective immediately. The resignations were tendered to and accepted by the Company’s board of directors following a discussion on the direction of the Company. There were no known disagreements with Mr. Niedzwiecki or Mr. Rasmussen on any matters relating to the Company’s operations, policies or practices.

In connection with the resignations, the Company and each of Mr. Niedzwiecki and Mr. Rasmussen entered into a Separation Agreement (“Separation Agreement”). Per the terms of the Separation Agreements: (i) the Company will provide severance pay equal to one year base pay, or $725,000 for Mr. Niedzwiecki and $600,000 for Mr. Rasmussen, payable over six months in thirteen equal installments, (ii) the parties gave and received a broad release, (iii) Mr. Niedzwiecki and Mr. Rasmussen each agreed to comprehensive restrictive covenants for a period of 24 months including non-solicitation of employees and clients and non-interference in business relationships, and (iv) each of Mr. Niedzwiecki and Mr. Rasmussen has an obligation to protect confidential information of the Company and promptly return Company property. Mr. Niedzwiecki and Mr. Rasmussen, as applicable, have the right for a period of seven days to revoke the Separation Agreement, in which case the Separation Agreement and the parties’ rights and obligations thereunder would be null and void. The foregoing description of the Separation Agreements is qualified by reference to the complete terms of such Separation Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

On May 10, 2012, W. Brian Olson was appointed interim Chief Executive Officer and Bradley J. Timon was appointed interim Chief Financial Officer.

Mr. Olson, age 48, had served as the Company’s Chief Financial Officer and Treasurer since August 2002. From July 1999 to August 2002, Mr. Olson served as Treasurer, Vice President and Chief Financial Officer of IMPCO. He originally joined IMPCO in October 1994 where he held various financial positions, including serving as Corporate Controller. Prior to joining IMPCO, Mr. Olson was with the public accounting firm of Ernst & Young LLP and its Kenneth Leventhal Group. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and an M.B.A. degree in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant. There is no immediate change in Mr. Olson’s compensation or terms of employment other than his new title and duties and responsibilities. There are no family relationships between Mr. Olson and any other officers or directors of the Company.

Mr. Timon, age 49, had served as the Company’s Corporate Controller and Chief Accounting Officer since April 2004. Prior to joining the Company, Mr. Timon worked as a financial consultant. From June 1998 to October 2001, Mr. Timon was with CORE, INC. serving as the Corporate Controller and then later as Acting Chief Financial Officer. Between September 1995 and May 1998, Mr. Timon served as a Controller for James Hardie Industries. Before entering private industry, Mr. Timon was with the public accounting firm KPMG from 1989 to 1995. Mr. Timon has a Bachelor of Arts degree in accounting from California State University, Fullerton and is a Certified Public Accountant (inactive status). There is no immediate change in Mr. Timon’s compensation or terms of employment other than his new title and duties and responsibilities. There are no family relationships between Mr. Timon and any other officers or directors of the Company.

Item 7.01 Regulation FD Disclosure

On May 11, 2012, the Company issued a press release announcing the resignations of Mr. Niedzwiecki and Mr. Rasmussen and the appointments of Mr. Olson and Mr. Timon to the office of interim Chief Executive Officer and interim Chief Financial Officer, respectively. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On May 11, 2012, the Company also announced that the Company’s 2012 Annual Meeting of Stockholders, originally scheduled for June 28, 2012, has been rescheduled to August 9, 2012, and that the record date was established as June 15, 2012.

Stockholders may submit proposals on matters appropriate for stockholder action at the 2012 Annual Meeting consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in the Company’s proxy materials must be received by our Corporate Secretary at the address shown on the cover page of this report, no later than May 25, 2012. All such proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded.

Stockholders also have the right under the Company’s Bylaws to bring business from the floor of the 2012 Annual Meeting, other than through a stockholder proposal in accordance with Securities and Exchange Commission rules. To do so, stockholders must give timely notice of the proposal in proper written form to the Corporate Secretary and otherwise comply with the provisions in the Bylaws pertaining to stockholder proposals. Pursuant to our Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown on the cover page of this report not later than the close of business on May 21, 2012, the 10th calendar day following the calendar day on which notice of the 2012 Annual Meeting date was first publicly disclosed.

Item 9.01. Financial Statements and Exhibits

10.1	Separation Agreement, dated May 10, 2012, between the Company and Alan P. Niedzwiecki.

10.2	Separation Agreement, dated May 10, 2012, between the Company and Dale L. Rasmussen.

99.1	Press Release dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.

May 16, 2012	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated May 10, 2012, between the Company and Alan P. Niedzwiecki.

10.2	Separation Agreement, dated May 10, 2012, between the Company and Dale L. Rasmussen.

99.1	Press Release dated May 11, 2012.